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                                                                   Exhibit 10.11


                                                                  EXECUTION COPY

               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                  This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is dated as of June 28, 1996, by and among CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), BAKER, FENTRESS & COMPANY, a Delaware corporation ("BFC"), BANK OF AMERICA ILLINOIS (an Illinois banking corporation f/k/a Continental Bank, N.A., the "Bank"), certain individuals listed on the Bank Co-Investor Signature Page attached hereto (the "Bank Co-Investors"), ABRY BROADCAST PARTNERS II, L.P., a Delaware limited partnership ("ABRY"), ABRY/CITADEL INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("ABRY/CIP"), OPPENHEIMER & CO., INC., a Delaware corporation ("Oppenheimer"), FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), LAWRENCE R. WILSON (the "Executive"), CLAIRE WILSON ("CW") and certain members of management listed on the Management Signature Page attached hereto (the "Managers"). The Executive and CW sometimes are referred to herein collectively as "Wilson." Wilson and the Managers sometimes are referred to herein collectively as "Management". The Bank and the Bank Co-Investors sometimes are referred to herein collectively as "BofA." BFC, BofA, ABRY, ABRY/CIP and Oppenheimer sometimes are referred to herein collectively as the "Investors" and individually as an "Investor." The Investors, FINOVA, and Management sometimes are referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in
Section 1 hereof.

                  WHEREAS, upon consummation of the Securities Purchase and Exchange Agreement, the Stockholders will own, respectively, beneficially and of record, that number and type of the Company's Equity Securities indicated opposite each Stockholder's name on Schedule A attached hereto; and

                  WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the ownership of the Company, (ii) limiting the manner and terms by which Wilson's Stockholder Shares may be transferred and (iii) providing for the sale of the Company under certain circumstances; and

                  WHEREAS, certain parties hereto executed and delivered an Amended and Restated Stockholders Agreement dated as of December 21, 1994 (the "Previous Stockholders Agreement"), and in connection with the Securities Purchase and Exchange Agreement, the parties hereto desire to amend and restate the Previous Stockholders Agreement and are entering into this Agreement for that purpose; and

                  WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Securities Purchase and Sale Agreement.


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                  NOW, THEREFORE, in consideration of the mutual covenants
contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree that the Previous Stockholders Agreement is amended and restated in its entirety as follows:

                  1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below.

                  "ABRY" has the meaning set forth in the preamble to this Agreement.

                  "ABRY/CIP" has the meaning set forth in the preamble to this Agreement.

                  "ABRY Stock" means (i) Shares (as that term is defined in the Securities Purchase and Exchange Agreement), (ii) Common Stock issued or issuable upon the conversion of any such Share, (iii) Common Stock issued or issuable upon the conversion or exchange of any Common Stock described in clause (ii) above or this clause (iii), (iv) Facility A Notes Conversion Stock (as that term is defined in the Securities Purchase and Exchange Agreement), and (v) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in any of clauses (i) through (iv) above or this clause (v) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular securities constituting ABRY Stock, such securities shall continue to constitute ABRY Stock in the hands of any permitted transferee thereof, but will cease to constitute ABRY Stock when they have been disposed of in a Public Sale.

                  "ABRY Underlying Common Stock" means all ABRY Stock which is Class A Common Stock. For purposes of this Agreement, any Person who holds any ABRY Stock which is not Class A Common Stock will be deemed to be the Holder of the Class A Common Stock obtainable upon the conversion, exercise or exchange to the fullest extent possible of such ABRY Stock (including the conversion, exercise or exchange of all other ABRY Stock directly or indirectly obtainable upon any such conversion, exercise or exchange), without regard to any restriction or limitation on any such conversion, exercise or exchange; provided that no Holder of any Facility A Note, on or prior to the Maturity Date of such Facility A Note, shall be deemed to be the Holder of any such Class A Common Stock by reason of holding such Facility A Note.

                  "Additional Preferred Stock" means any additional shares of preferred stock issued by the Company other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

                  "Affiliate" of a particular Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with such first Person, and, with respect to an individual, such individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or his or her spouse and/or descendants. For purposes hereof, each of the Bank, the Bank Co-Investors and the officers of the Bank shall be deemed



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"Affiliates" of one another. For purposes hereof ABRY and ABRY/CIP shall be deemed "Affiliates" of one another.

                  "Agreement"  means this Agreement.

                  "Approved Sale"

                     (i)      prior to a Put Default means:

                           the sale of the Company, in a single transaction or a series of related transactions, to one or more Independent Third Parties (a) pursuant to which such Independent Third Party or Parties proposes to acquire all or substantially all of the outstanding Stockholder Shares (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Equity Securities or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by affirmative vote or written consent of not less than two-thirds of the members of the Board and by holders of a majority of the Underlying Common Stock, and (c) pursuant to which all holders of Common Stock and Underlying Common Stock will receive with respect thereto (whether in such transaction(s) or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount (adjusted for any applicable exercise price) of consideration per share of Common Stock and Underlying Common Stock or, if any holders of any class of Common Stock or Underlying Common Stock are given an option as to the form and amount of consideration to be received, all holders of Common Stock or Underlying Common Stock of such class are given the same option; and

                    (ii)     following a Put Default means:

                           the sale of the Company, in a single transaction or a series of related transactions, to one or more Independent Third Parties (a) pursuant to which such Independent Third Party or Parties proposes to acquire all or substantially all of the outstanding Stockholder Shares (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Equity Securities or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by holders of a majority of the ABRY Underlying Common Stock, and (c) pursuant to which all holders of Common Stock and Underlying Common Stock will receive with respect thereto (whether in such transaction(s) or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount (adjusted for any applicable exercise price) of consideration per share of Common Stock and Underlying Common Stock or, if any holders of any class of Common Stock or Underlying Common Stock are given an option as to the form and amount of consideration to be received, all holders of Common Stock or Underlying Common Stock of such class are given the same option;

            "Bank" has the meaning set forth in the Preamble to this Agreement.


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                  "Bank Co-Investors" has the meaning set forth in the Preamble to this Agreement.

                  "BFC" has the meaning set forth in the Preamble to this Agreement.

                  "BFC Stock" means (i) Series A Preferred Stock held by BFC on the date of this Agreement after giving effect to the "Redemptions" and the "Reclassification" (as those terms are defined in the Securities Purchase and Exchange Agreement), (ii) Class A Common Stock issued or issuable upon the conversion of any Series A Preferred Stock described in clause (i) above, and
(iii) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in any of clauses (i) and (ii) above or this clause (iii) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular securities constituting BFC Stock, such securities shall continue to constitute BFC Stock in the hands of any permitted transferee thereof, but will cease to constitute BFC Stock when they have been disposed of in a Public Sale.

                  "BFC Underlying Common Stock" means all BFC Stock which is Class A Common Stock. For purposes of this Agreement, any Person who holds any BFC Stock which is not Class A Common Stock will be deemed to be the Holder of the Class A Common Stock obtainable upon the conversion, exercise or exchange to the fullest extent possible of such BFC Stock (including the conversion, exercise or exchange of all other BFC Stock directly or indirectly obtainable upon any such conversion, exercise or exchange), without regard to any restriction or limitation on any such conversion, exercise or exchange.

                  "Board" means the Board of Directors of the Company.

                  "BofA" has the meaning set forth in the Preamble to this Agreement.

                  "BofA Stock" means (i) the BofA Warrants, (ii) Class B Common Stock held by the BofA Co-Investors on the date hereof after giving effect to the "Redemptions" and the "Reclassification" (as those terms are defined in the Securities Purchase and Exchange Agreement), (iii) Class B Common Stock issued or issuable upon the exercise of the BofA Warrants, (iv) Class A Common Stock issued or issuable upon the conversion of Class B Common Stock described in clause (ii) or clause (iii) above, and (v) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in any of clauses (i) through (iv) above or this clause (v) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular securities constituting BofA Stock, such securities shall continue to constitute BofA Stock in the hands of any permitted transferee thereof, but will cease to constitute BofA Stock when they have been disposed of in a Public Sale.

                  "BofA Underlying Common Stock" means all BofA Stock which is Class A Common Stock. For purposes of this Agreement, any Person who holds any BofA Stock which is not Class A Common Stock will be deemed to be the Holder of the Class A Common Stock obtainable upon the conversion, exercise or exchange to the fullest extent possible of such BofA Stock (including



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the conversion, exercise or exchange of all other BofA Stock directly or indirectly obtainable upon any such conversion, exercise or exchange), without regard to any restriction or limitation on any such conversion, exercise or exchange.

                  "BofA Warrants" means the warrants issued by the Company pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated October 1, 1993 among the Company, Citadel, the Bank and the BofA Co-Investors, as amended and restated and in effect on the date hereof.

                  "Call" has the meaning set forth in Section 5.3 hereof.

                  "Call Closing" has the meaning set forth in Section 5.5 hereof.

                  "Call Price" has the meaning set forth in Section 5.2 hereof.

                  "Call Notice" has the meaning set forth in Section 5.3 hereof.

                  "Call Shares" has the meaning set forth in Section 5.3 hereof.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended and in effect on the date hereof (immediately after the Fifth Amendment and Restatement thereof).

                  "Citadel" means Citadel Broadcasting Company, a Nevada corporation and wholly owned Subsidiary of the Company.

                  "Class A Common Stock" means the voting Class A Common Stock of the Company, par value $.001 per share.

                  "Class A Note Agreement" means the Amended and Restated Class A Note Agreement dated as of the date hereof by and between Citadel and BFC, as amended and in effect on the date hereof.

                  "Class B Common Stock" means the nonvoting Class B Common Stock of the Company, par value $.001 per share.

                  "Class C Common Stock" means the nonvoting Class C Common Stock of the Company, par value $.001 per share.

                  "Common Stock" means, collectively, the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock, and is sometimes used to refer to any such Common Stock.

                  "Company" has the meaning set forth in the Preamble to this Agreement.


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                  "Company's First Notice" has the meaning set forth in Section
4.2 hereof.

                  "Consolidated Cash" means the sum of all cash, amounts in deposit accounts and securities maturing within six months as shown on the consolidated balance sheet of the Company prepared and dated as of the appropriate Determination Date.

                  "Corporate Overhead" means during any period, the aggregate of all compensation, traveling, aircraft, entertainment and automobile expenses of personnel of the Company and Citadel and all other costs and expenses which are not allocable or are not incurred directly in the operation of any of the Stations, including, but not limited to (i) the management fee payable to ABRY Partners, Inc. pursuant to the Management and Consulting Services Agreement between Citadel and ABRY Partners, Inc., (ii) rent, and (iii) any legal expenses and auditing fees. For purposes of determining Corporate Overhead (1) all determinations shall be made with respect to the Company and on a consolidated basis, (2) references to specific individuals shall be deemed to include other individuals who succeed to the responsibilities to such individuals, (3) the term "Station" shall include radio stations owned or operated by the Company, Citadel or any other Subsidiary, or for which the Company, Citadel or any other Subsidiary sells advertising, and (4) Corporate Overhead shall be calculated for the 12-month period ending on the appropriate Determination Date.

                  "CW" has the meaning set forth in the Preamble to this Agreement.

                  "Date of Receipt" has the meaning set forth in Section 4.2 hereof.

                  "Debt" means the Company's consolidated indebtedness (determined in accordance with GAAP consistently applied) as reflected on the consolidated balance sheet of the Company dated as of the Determination Date.

                  "Demand Registration Notice" has the meaning set forth in
Section 5.2 hereof.

                  "Demand Registration" has the meaning set forth in Section
5.2 hereof.

                  "Determination Date" means (i) in the case of a Put, the last day of the month immediately preceding the date of any Put Notice, (ii) in the case of a Call, the last day of the month immediately preceding the date of any Call Notice, and (iii) in the case of a Look-Back Event, the date of consummation of the Transaction relating to the Look-Back Event.

                  "Election Period" has the meaning set forth in Section 3.1 hereof.

                  "Equity Securities" of any Person means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for,


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or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

                  "Executive" has the meaning set forth in the preamble to this Agreement.

                  "Family Group" means for any member of Management, such member's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such member and/or such member's spouse and/or descendants.

                  "Facility A Note" has the meaning ascribed to such term in the Securities Purchase and Exchange Agreement.

                  "Fair Market Value" means the fair market value on the Determination Date of the Company's Common Stock outstanding on a Fully Diluted Basis determined on a going concern basis and assuming a sale of 100% of the Company's Common Stock on a Fully Diluted Basis between a willing buyer and a willing seller and taking into account all relevant factors determinative of value; provided, however, that in the case of a Look-Back Event, "Fair Market Value" with respect to such Look-Back Event shall be determined in accordance with Section 5.7 below. Unless otherwise agreed by the Company and the Holder(s) who are then exercising, or are then (or in the case of a Look-Back Event, were) subject to, a Repurchase Option, Fair Market Value shall be determined by an investment banking firm reasonably acceptable to the Company and the holders of a majority of the Investor Underlying Common Stock exercising, or subject to, a Repurchase Option (the "Selection Majority Holders"), which firm shall submit to the Company and the Holders a written report setting forth such determination. If the Company and the Selection Majority Holders are unable to agree on an investment banking firm within 5 business days after the Holders Meeting Date, a firm shall be selected by lot from the top-tier New York-based investment banking firms (other than any top-tier New York based investment banking firm with whom ABRY has had a significant relationship or Oppenheimer or any of its Affiliates), after the Company and the Selection Majority Holders have each eliminated one such firm. The expenses of such selected firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties, except that any Holder may rescind its exercise of a Put after the determination of Fair Market Value following the exercise of such Put.

                  "FINOVA" has the meaning set forth in the Preamble to this Agreement.

                  "Fully Diluted Basis" refers to the outstanding Common Stock, assuming the conversion, exercise, exchange and acquisition to the fullest extent possible of or under all Equity Securities which are directly or indirectly convertible into, are directly or indirectly exercisable or exchangeable for, or provide for the acquisition directly or indirectly of, Common Stock, in each case without regard to any limitation or restriction on any such conversion, exercise, exchange or acquisition, but in each case other than (i) any such Equity Security for which the conversion, exercise, exchange or acquisition price is greater than the fair market value at the time in question of the Common Stock so issuable (i.e., not assuming the conversion, exercise, exchange or



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acquisition of any "out of the money" security) or (ii) the conversion of any
Facility A Note on or prior to the Maturity Date of such Facility A Note.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Holders" has the meaning set forth in Section 4.2 hereof.

                  "Holders Meeting Date" has the meaning set forth in Section
4.2 hereof.

                  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner, and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or any of such other Persons.

                  "Investor" and "Investors" have the meanings set forth in the Preamble to this Agreement.

                  "Investor Stock" means (i) the BofA Warrants, (ii) Class B Common Stock held by the BofA Co-Investors on the date hereof after giving effect to the "Redemptions" and the "Reclassification" (as those terms are defined in the Securities Purchase and Exchange Agreement), (iii) Class B Common Stock issued or issuable upon the exercise of the BofA Warrants, (iv) Class A Common Stock issued or issuable upon the conversion of Class B Common Stock described in clause (ii) or clause (iii) above, (v) Series A Preferred Stock held by BFC on the date hereof after giving effect to such Redemptions and such Reclassification, (vi) Class A Common Stock issued or issuable upon the conversion of any Series A Preferred Stock described in clause (v) above,
(vii) Series B Preferred Stock held by Oppenheimer on the date of this Agreement after giving effect to such Redemptions and such Reclassification,
(viii) Class A Common Stock issued or issuable upon the conversion of any Series B Preferred Stock described in clause (viii) above, (ix) the Shares (as that term is defined in the Securities Purchase and Exchange Agreement), (x) Common Stock issued or issuable upon the conversion of any such Share, (xi) Common Stock issued or issuable upon the conversion or exchange of any Common Stock described in clause (x) above or this clause (xi), (xii) Facility A Notes Conversion Stock (as that term is defined in the Securities Purchase and Exchange Agreement), (xiii) Equity Securities issued or issuable with respect to any Equity Securities referred to in any of clauses (i) through (xii) above or in this clause (xiii) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise, and (xiv) for purposes of Section 4 only, (A) Class C Common Stock held by FINOVA on the date of this Agreement after giving effect to such Redemptions and such Reclassification, (B) Common Stock issued upon the conversion of Common Stock described in clause (A) above, and (C) Equity Securities issued or issuable with respect to any Equity Securities referred to in clause (A) or clause (B) above or in this clause (C) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any


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particular securities constituting Investor Stock, such securities shall continue to constitute Investor Stock in the hands of any permitted transferee thereof, but will cease to constitute Investor Stock when they have been disposed of in a Public Sale.

                  "Investor Underlying Common Stock" means all Investor Stock which is Class A Common Stock. For purposes of this Agreement, any Person who holds any Investor Stock which is not Class A Common Stock will be deemed to be the Holder of the Class A Common Stock obtainable upon the conversion, exercise or exchange to the fullest extent possible of such Investor Stock (including the conversion, exercise or exchange of all other Investor Stock directly or indirectly obtainable upon any such conversion, exercise or exchange), without regard to any restriction or limitation on any such conversion, exercise or exchange; provided that no Holder of any Facility A Note, on or prior to the Maturity Date of such Facility A Note, shall be deemed to be the Holder of any such Class A Common Stock by reason of holding such Facility A Note.

                  "Look-Back Call Price" has the meaning set forth in Section
5.7 hereof.

                  "Look-Back Event" has the meaning set forth in Section 5.7 hereof.

                  "Look-Back Fair Market Value" has the meaning set forth in
Section 5.7 hereof.

                  "Majority Bank Holders" means, at any time, holders of a majority of the BofA Underlying Common Stock.

                  "Management" and "Managers" have the meanings set forth in the preamble to this Agreement.

                  "Maturity Date" for any Facility A Note has the meaning set forth in such Facility A Note.

                  "Offer Notice" has the meaning set forth in Section 3.2 hereof.

                  "Operating Cash Flow" means for any period, the consolidated net income of the Company for such period:

         (i) plus the sum of the following, to the extent deducted in determining such net income for such period:

               (a) losses from sales, transaction, exchanges and other dispositions of property not in the ordinary course of business;

               (b) interest, fees or other charges paid or accrued on indebtedness, including, without limitation, interest on capitalized leases that is imputed in accordance with GAAP;



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               (c)  depreciation and amortization of assets;

               (d)  income taxes which are accrued during such period;

               (e) expenses incurred in connection with exchanges of advertising time for non-cash consideration;

               (f)  non-cash compensation to employees of the Company; and

               (g)  extraordinary losses;

         (ii) minus the sum of the following, to the extent included in determining such net income for such period:

               (a) revenue received in connection with exchanges of advertising time for non-cash consideration;

               (b)  proceeds of any insurance;

               (c) gains from sales, transactions, exchanges and other dispositions of property not in the ordinary course of business; and

               (d)  extraordinary gains.

For purposes of determining Operating Cash Flow, (1) all determinations shall be made with respect to the Company on a consolidated basis, (2) Operating Cash Flow shall be calculated for the 12-month period ending on the appropriate Determination Date, and (3) any acquisitions or divestitures during such 12-month period shall be treated on a pro forma basis as though such acquisition or divestiture, as the case may be, had occurred on the first day of such 12-month period. Certain terms used in the foregoing definition but not defined therein shall have the meaning assigned to such terms by GAAP.

                "Oppenheimer" has the meaning set forth in the Preamble to this Agreement.

                "Ordinary Call" has the meaning set forth in Section 5.1 hereof.

                "Ordinary Call Price" has the meaning set forth in Section 5.1 hereof.

                "Ordinary Repurchase Price" means the sum of (a) the greater of:


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                (i)  the sum of [8.0 x (OCF + CO)] + CC - D as of the
                     Determination Date, where:

                     OCF = Operating Cash Flow

                     CC = Consolidated Cash

                     CO = Corporate Overhead, and

                     D = Debt; and

                (ii) the Fair Market Value of the Company, plus

                (b) the exercise or conversion price, if any, payable upon exercise of any options, warrants or other Equity Securities directly or indirectly convertible into, exercisable, or exchangeable for or permitting the acquisition of Common Stock which are outstanding as of the Determination Date (assuming full conversion, exercise, exchange and acquisition as contemplated by the definition of the term "Fully Diluted Basis").

         For purposes of computing the Ordinary Repurchase Price for any Puts pursuant to the penultimate sentence of Section 4.1, any Facility A Note which is outstanding on the Determination Date but for which the Maturity Date is prior to the date upon which the related Put Notice is given will be deemed not to have been outstanding on the Determination Date but will be deemed instead to have been converted into Preferred Stock immediately prior to such Conversion Date, unless such Facility A Note was paid in full on or prior to its Maturity Date (in which case such Facility A Note will be deemed to have been outstanding on the Determination Date). In calculating the Ordinary Repurchase Price, all accounting determinations shall be made in accordance with GAAP consistently applied.

                "Other Stockholders" has the meaning set forth in Section 3.2 hereof.

                "Permitted Transfer" has the meaning set forth in Section 3.4 hereof.

                "Permitted Transferees" has the meaning set forth in Section
3.4 hereof.

                "Preferred Stock" means, collectively, the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Additional Preferred Stock, and is sometimes used to refer to any of such Preferred Stock.

                "Premium Repurchase Price" has the same meaning as the Ordinary Repurchase Price, except that "9.0" shall be substituted for "8.0" in clause
(a)(i) of such definition.

                "Process Agent" has the meaning set forth in Section 6.14 hereof.

                "Pro Rata Share" has the meaning set forth in Section 3.2 hereof.


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                "Public Sale" means any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) following a Qualified Public Offering, to the public pursuant to the provisions of Rule 144 under the Securities Act (or any similar provision then in force).

                "Put" has the meaning set forth in Section 4.1 hereof.

                "Put Closing" has the meaning set forth in Section 4.4 hereof.

                "Put Default" has the meaning set forth in Section 4.7 hereof.

                "Put Election Notice" has the meaning set forth in Section 4.3 hereof.

                "Put Notice" has the meaning set forth in Section 4.1 hereof.

                "Put Price" has the meaning set forth in Section 4.6 hereof.

                "Put Shares" has the meaning set forth in Section 4.3 hereof.

                "Qualified Public Offering" means the closing of the issuance and sale of Common Stock in an underwritten public offering which is registered pursuant to the Securities Act and which results in the receipt by the Company of cash proceeds of at least $25,000,000 (net of applicable commissions, discounts and expenses).

                "Registration Agreement" means the Third Amended and Restated Registration Rights Agreement of even date herewith by and among the Company, the Investors and certain other parties thereto, as in effect from time to time.

                "Repurchase" means the repurchase of any of the Equity Securities of any Investor pursuant to a Repurchase Option.

                "Repurchase Fraction" means a fraction, the numerator of which is the number of shares of Underlying Common Stock to be repurchased pursuant to a Repurchase Option and the denominator of which is the total number of shares of Common Stock on a Fully Diluted Basis outstanding as of the Determination Date.

                "Repurchase Majority Holders" means, at any time, any of the
(a) holders of a majority of the BFC Underlying Common Stock, (b) holders of a majority of the ABRY Underlying Common Stock then in existence and (c) the Majority Bank Holders.

                "Repurchase Notice" means a Put Notice or a Call Notice.

                "Repurchase Option" means a Put or a Call.

                "Securities Act" means the Securities Act of 1933, as amended from time to time.

                "Securities Purchase and Exchange Agreement" means that certain Securities Purchase and Exchange Agreement dated as of the date hereof by and among the Company and the Investors, as in effect from time to time.

                "Senior Credit Agreement" means the Loan Agreement by and between Citadel and FINOVA (f/k/a Greyhound Financial Corporation) dated as of May 12, 1994, as amended and in effect on the date hereof, as the same may be further amended from time to time in accordance with the Voting Agreement, or any other senior debt facility, whether with FINOVA and/or one or more other lenders, which represents the senior secured debt of Citadel or the Company and is entered into in accordance with the Voting Agreement.

                "Senior Lender" means FINOVA or any other senior lender of the Company or Citadel pursuant to the Senior Credit Agreement.

                "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $.001 per share.

                "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $.001 per share.

                "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $.001 per share.

                "Series D Preferred Stock" means the Series D Convertible Preferred Stock of the Company, par value $.001 per share.

                "Special Call" has the meaning set forth in Section 5.2 hereof.

                "Special Call Price" has the meaning set forth in Section 5.2 hereof.

                "Stockholder" and "Stockholders" have the meanings set forth in the Preamble to this Agreement.

                "Stockholder Shares" means (i) Investor Stock described in clauses (i) through (xii) of the definition of the term "Investor Stock," (ii) Common Stock held by Management on the date hereof, (iii) Common Stock held by FINOVA on the date hereof, (iv) Common Stock issued or issuable upon the conversion of Common Stock described in clause (iii) above, (v) options or other rights to acquire Common Stock issued prior to, on or after the date of this Agreement to Management, (vi) Common Stock issued or issuable upon the exercise of any option or other right described in clause (v) above, and (vii) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in any of clauses (i) through (vi) above or in this clause (vii) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular securities constituting Stockholder Shares, such securities will continue to constitute Stockholder Shares in the hands of any Permitted Transferee thereof, but will cease to constitute Stockholder Shares when they have been disposed of in a Public Sale.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of Equity Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of the Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other Equity Securities thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or general partner of such Partnership, association or other business entity.

                  "Transaction" has the meaning set forth in Section 5.7 hereof.

                  "Transfer" means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any interest in any Stockholder Shares.

                  "Underlying Common Stock" means all Stockholder Shares which are Class A Common Stock. For purposes of this Agreement, any Person who holds any Stockholder Shares which are not Class A Common Stock will be deemed to be the Holder of the Class A Common Stock obtainable upon the conversion, exercise or exchange to the fullest extent possible of such Stockholder Shares (including the conversion, exercise or exchange of all other Stockholder Shares directly or indirectly obtainable upon any such conversion, exercise or exchange), without regard to any restriction or limitation on any such conversion, exercise or exchange; provided that no Holder of any Facility A Note, on or prior to the Maturity Date of such Facility A Note, shall be deemed to be the Holder of any such Class A Common Stock by reason of holding such Facility A Note.

                  "Voting Agreement" means the Amended and Restated Voting Agreement by and among the Company, the Investors, Wilson and certain other parties thereto, as in effect from time to time.

                  "Wilson" has the meaning set forth in the Preamble to this Agreement.

                  "Wilson Employment Agreement" means the Employment Agreement by and among the Company, Citadel and the Executive dated as of the date hereof.

                  2.  Limited Preemptive Rights.

                  2.1 First Refusal Rights. Prior to the completion of a Qualified Public Offering, if the Company or any of its Subsidiaries authorizes the issuance or sale of any Equity Securities of the Company or such Subsidiary, the Company shall first deliver a written notice to each holder of Investor Underlying Common Stock and Wilson (i) describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment and other terms of purchase thereof and (ii) offering to sell to such holder a portion of such Equity Securities equal to the quotient determined by dividing
(1) the number of shares of Investor Underlying Common Stock, or, in the case of Wilson, Common Stock, held by such holder by (2) the total number of shares of Investor Underlying Common Stock and the number of shares of Common Stock held by Wilson. Wilson and each holder of Investor Underlying Common Stock (or an Affiliate of any such holder designated by such holder), shall be entitled to purchase such Equity Securities at the price most favorable to a purchaser thereof and on the terms most favorable to a purchaser thereof as such Equity Securities are to be offered to any other Person; provided that, at the request of any holder of Investor Underlying Common Stock, the Company shall offer to such holder Equity Securities which have no voting rights and are convertible into voting securities on the same terms as the Class B Common Stock or the Class C Common Stock is convertible into Class A Common Stock but which are otherwise identical (other than for any changes required to avoid a "Regulatory Problem" as such term is defined in the Certificate of Incorporation) to the Equity Securities being offered (or, if the Equity Securities to be offered are nonvoting but convertible into or exercisable or exchangeable for voting securities, the Company shall offer to any such holder Equity Securities which are convertible into voting securities on the same terms as the Class B Common Stock or Class C Common Stock, as applicable, is convertible into Class A Common Stock). The purchase price for all Equity Securities offered to Wilson and the holders of Investor Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such offerees.

                  2.2 Exercise of Rights. In order to exercise its purchase rights hereunder, a holder of Investor Underlying Common Stock or Wilson, as the case may be, must deliver a written notice to the Company within 15 days after receipt of written notice from the Company, describing such Person's election hereunder to purchase all or any portion of the Equity Securities so offered to such Person. If all of the Equity Securities offered to the holders of Investor Underlying Common Stock and Wilson are not fully subscribed by such Persons, the remaining Equity Securities shall be reoffered by the Company to the Persons purchasing their full allotment upon the terms set forth in this
Section 2, except that any such Person who wishes to purchase any of the remaining Equity Securities must notify the Company of such Person's intention to exercise his or its purchase rights within five days after receipt of such reoffer. The closing of the purchases and sales by the Persons electing to purchase such Equity Securities shall occur at least 10 days after the completion of such 15-day (or, if applicable, such 5-day) response period.

                  Upon the expiration of the offering periods described above and for a period of 90 days following such expiration, the Company shall be entitled to sell the Equity Securities which the holders of Investor Underlying Common Stock and Wilson have not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to such Persons. Any Equity Securities offered or sold by the Company after such 90-day period must first be reoffered to Wilson and the holders of Investor Underlying Common Stock pursuant to the terms of this Section 2.

                  2.3 Termination of Preemptive Rights. The rights under this
Section 2 shall terminate upon the consummation of a Qualified Public Offering.

                  2.4 Exceptions. The foregoing provisions of this Section 2 shall not apply to (i) any issuance of Class A Common Stock or options exercisable for shares of Class A Common Stock to employees or directors of the Company or any Subsidiary of the Company pursuant to employee compensation plans in effect as of the date hereof or approved by the Company's Board of Directors in accordance with the Voting Agreement, (ii) any issuance of Common Stock upon conversion or exchange of any other Common Stock, (iii) any issuance of Common Stock upon the conversion of any Preferred Stock or the exercise of any BofA Warrant, (iv) any issuance of Common Stock pursuant to a public offering registered under the Securities Act, or (v) any issuance of any Facility A Note or any issuance of Preferred Stock upon the conversion of any Facility A Note, or (vi) any issuance of Preferred Stock upon the conversion of any other Preferred Stock.

                  3. Restrictions on Transfers. All Transfers of Stockholder Shares shall be subject to the terms and conditions of this Section 3.

                  3.1 Transfer of Wilson's Stockholder Shares. Wilson will not Transfer any interest in any Stockholder Shares except pursuant to the provisions of this Section 3. Wilson agrees not to consummate any Transfer (other than a Permitted Transfer or a Transfer permitted by Section 3.8) until 30 days after the delivery to the Company and the other Stockholders of an Offer Notice unless the parties to the Transfer have been finally determined pursuant to this Section 3 prior to the expiration of such 30-day period (the "Election Period").

                  3.2 First Offer Right. At least 30 days prior to making any Transfer of any Stockholder Shares (other than a Permitted Transfer or a Transfer permitted by Section 3.8), Wilson will deliver a written notice (the "Offer Notice") to the Company and the holders of Investor Underlying Common Stock (the "Other Stockholders"). The Offer Notice will disclose in reasonable detail the proposed number of Stockholder Shares to be transferred and the proposed terms and conditions of the Transfer. First, the Company may elect to purchase all, but not less than all, of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Executive and the Other Stockholders as soon as practicable, but in any event within 10 days after the Company's receipt of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such 10-day period, each Other Stockholder may elect to purchase (directly or through an Affiliate designated by such Other Stockholder) all, but not less than all, of such Other Stockholder's Pro Rata Share of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Executive as soon as practicable, but in any event within 20 days after delivery of the Offer Notice. Any Stockholder Shares not elected to be purchased by the end of such 20-day period will be reoffered for the 10-day period prior to the expiration of the Election Period by Wilson on a pro rata basis to the Other Stockholders who have elected to purchase their respective Pro Rata Shares. If the Company or any Other Stockholders have so elected to purchase Stockholder Shares from Wilson, the Transfer of such shares will be consummated as soon as practicable after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. In the event that the Company and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, Wilson may, within 90 days after the expiration of the Election Period and subject to the provisions of Section 3.3, Transfer to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the Other Stockholders in the Offer Notice the number of such Stockholder Shares which the Company and the Other Stockholders have not elected to purchase. The purchase price specified in any Offer Notice will be payable solely in cash at the closing of the transaction or in installments over time, as specified pursuant to the Offer Notice. No Stockholder Shares may be pledged, hypothecated or in any other manner encumbered by Wilson without the prior written consent of the holders of a majority of the Investor Underlying Common Stock, which consent may be withheld in each such holder's sole discretion. Each Other Stockholder's "Pro Rata Shares" will be the percentage which reflects such Other Stockholder's proportionate ownership of all Investor Underlying Common Stock.

                  3.3 Participation Rights. The Other Stockholders who have not elected to purchase any of the Stockholder Shares specified in the Offer Notice may elect to participate in the contemplated Transfer by Wilson by delivering written notice to the Executive within 30 days after delivery of the Offer Notice. If any Other Stockholders have so elected to participate in such Transfer, each of Wilson and such Other Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, Equity Securities which are, or which are convertible into or exercisable for, shares of Common Stock and Investor Underlying Common Stock in a quantity equal to the product of (a) the quotient determined by dividing the number of shares of Investor Underlying Common Stock and Common Stock, without duplication, held by such Stockholder by the aggregate number of shares of Investor Underlying Common Stock and Common Stock held by Wilson and the Other Stockholders (including the number of shares of Investor Underlying Common Stock held by such Stockholder) participating in such sale and (b) the sum of the number of shares of Common Stock and the number of shares of Underlying Common Stock to be sold in the contemplated Transfer. The Executive will use reasonable efforts to obtain the agreement of the prospective transferee to the participation of the Other Stockholders in any contemplated Transfer and to the inclusion of a transfer of Investor Stock which is not Class A Common Stock in the contemplated Transfer, and Wilson will not Transfer any of such Stockholder Shares to the prospective transferee if the prospective transferee declines to allow the participation of the Other Stockholders or the inclusion of the Investor Stock which is not Class A Common Stock. If any portion of the BofA Warrants is included in any Transfer of Stockholder Shares under this Section 3.3, the purchase price for the BofA Warrants shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of the BofA Warrants to be transferred, reduced by the aggregate exercise price for such shares.

                  3.4 Permitted Transferees. The restrictions contained in
Section 3.1 through 3.3 apply only with respect to any Transfer of Stockholder Shares by Wilson and do not apply to any Transfer of Stockholder Shares by Wilson (i) pursuant to a Public Sale or Section 6 hereof, or (ii) pursuant to applicable laws of descent and distribution or among Wilson's Family Group or as contemplated by Section 3.8 hereof. Transfers of the type described in clauses (i) and (ii) above and Transfers by any Stockholder other than Wilson are referred to collectively herein as "Permitted Transfers" and individually as a "Permitted Transfer." Prior to any such Permitted Transfer (other than in a Public Sale), the transferees of such Stockholder Shares will agree in writing, in form and substance reasonably acceptable to the Company and delivered to the Company and each of the holders of Investor Underlying Common Stock, to be bound by the provisions of this Agreement affecting such Transferring Stockholder and such Stockholder Shares so Transferred. The restrictions contained in this Section 3 will continue to be applicable to the Stockholder Shares and to the transferee after any Permitted Transfer to the extent applicable to such Stockholder Shares and the Transferring Stockholder prior to such Transfer. Without limiting the foregoing, transferees who receive Stockholder Shares in accordance with this Section 3.4 shall be deemed a "Stockholder" (and an "Investor," if the Transferring Stockholder is an Investor, or a member of "Management," if the Transferring Stockholder is a member of Management, or a or a "BofA Co-Investor" if the Transferring Stockholder is a BofA Co-Investor and so on) for purposes of this Agreement and are referred to collectively herein as "Permitted Transferees".

                  3.5 Legend. Each certificate for Stockholder Shares will be imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JUNE 28, 1996, BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN OF ITS STOCKHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST."

                  3.6 Termination of Restrictions. The provisions of this
Section 3 will terminate upon the consummation of a Qualified Public Offering.

                  3.7 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement will be void, and the

Company will not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                  3.8 Permitted Pledge. Notwithstanding the provisions of this
Section 3, Wilson may pledge any shares of Wilson's Common Stock (a) to the Company to secure indebtedness to Company incurred by Wilson in connection with the purchase of Common Stock by Wilson from Company and (b) to a reputable financial institution to secure a loan to Wilson not to exceed $500,000 in principal amount at any time outstanding; provided, however, that any such pledge is made expressly subject to the terms, restrictions and conditions contained in this Agreement and the pledgee executes and delivers to the holders of Investor Underlying Common Stock prior thereto the agreement required pursuant to Section 3.4 above.

                  4.  Put Arrangements.

                  4.1 Basic Put Rights. At any time beginning August 1, 2000, any of the Repurchase Majority Holders shall have the right to require the Company to repurchase all or any portion of the Preferred Stock or BofA Warrants held by such Investor(s) (the "Put") at the Put Price by delivering a written notice to the Company specifying the quantity of such securities to be purchased (the "Put Notice"). Subject to Section 4.3 hereof (regarding Puts deemed to have been exercised as of the Date of Receipt), other than a Put exercised by the holders of a majority of the ABRY Underlying Common Stock, no additional Put(s) shall be exercised within the one-year period beginning on the Date of Receipt. For so long as the Bank or any Affiliate thereof (excluding from the definition of "Affiliate" for such purposes the last two sentences of such definition) holds the BofA Warrants, the BofA Co-Investors and the Class B Common Stock held by the BofA Co- Investors shall be subject to the provisions of this Section 4 and the Class B Common Stock held by the BofA Co-Investors shall be treated the same as the BofA Warrants held by the Bank or such Affiliate for all purposes of this Section 4, except that the reduction described in clause (b) of Section 4.6 shall not apply to such Class B Common Stock. Notwithstanding the foregoing, if at any time (a) ABRY delivers written notice to the Company requesting the Company to terminate the Executive's employment pursuant to the Wilson Employment Agreement and (b) the Company fails within 20 business days to terminate the Executive's employment in accordance with the terms thereof, then ABRY and ABRY/CIP shall be entitled to exercise a Put. Furthermore, in the event of a Put pursuant to the immediately preceding sentence, (i) notwithstanding the provisions of Section 4(g) of the Securities Purchase and Exchange Agreement, neither ABRY nor ABRY/CIP shall have any further obligation to make any Facility A Advance and (ii) notwithstanding the provisions of any Facility A Note, none of the Facility A Notes thereafter shall be converted into Preferred Stock.

                  4.2 The Company's First Notice. Within five business days after receipt (the "Date of Receipt" for purposes of this Section 4) of the Put Notice, the Company shall deliver a written notice (the "Company's First Notice") to all holders of Investor Stock which is Preferred Stock, a BofA Warrant or held by FINOVA (with respect to such Put, the "Eligible Holders") informing them of the receipt of the Put Notice, the Date of Receipt, the quantity of Investor Stock requested to be purchased pursuant to the Put Notice, the number of shares of Investor Underlying

Common Stock then existing with respect to outstanding shares of Preferred Stock, BofA Warrants and shares held by FINOVA and number of shares of Common Stock on a Fully Diluted Basis in existence at the close of business on the Date of Receipt. The Company's First Notice will also specify a place, date and time for a meeting of all Eligible Holders who deliver a Put Notice and all Eligible Holders who deliver a Put Election Notice pursuant to Section 4.3 (collectively, the "Put Holders") to participate in the selection of an investment banking firm for purposes of determining Fair Market Value, which date (the "Holders Meeting Date") shall not be less than five business days nor more than 30 days after the Date of Receipt.

                  4.3 Put Election. Within 10 business days after delivery of the Company's First Notice, any Eligible Holder who desires to Put any Preferred Stock, BofA Warrants or Investor Stock which is held by FINOVA shall deliver written notice of such election to the Company indicating the number, class and type of such Equity Securities such Eligible Holder elects to sell (the "Put Election Notice"). By timely delivery of such Put Election Notice, the Eligible Holder shall be deemed for all purposes of this Section 4 to have exercised a Put as of the Date of Receipt of the Put Notice giving rise to the Company's First Notice. All shares of Preferred Stock, BofA Warrants or Investor Stock which is held by FINOVA with respect to which a Put has been exercised are referred to herein collectively as the "Put Shares."

                  4.4 Put Closing. Upon the delivery of the Put Notice and all Put Election Notices, the Company and the Put Holders shall in good faith promptly determine the Put Price as provided in this Agreement, and subject to the provisions hereof, within 10 days after the determination of the Put Price, the Company will purchase and each Put Holder will sell the number of such Put Holder's Put Shares specified in such Put Holder's Put Notice or Put Election Notice at a time and place mutually agreeable to the Company and the Selection Majority Holders (the "Put Closing").

                  4.5 Payment of Put Price. At the Put Closing, each Put Holder shall deliver to the Company certificates representing such Put Holder's Put Shares to be Repurchased by the Company and the Company shall deliver to such Put Holder the Put Price for such Put Shares by cashier's or certified check payable to such Put Holder or by wire transfer of immediately available funds to an account designated by such Put Holder to the extent any such Repurchase for cash is not prohibited (either directly or by prohibition of distributions from Citadel to the Company) by (i) the provisions of applicable state law,
(ii) the provisions of the Senior Credit Agreement, the Class A Note Agreement or the Voting Agreement or (iii) the terms and provisions of any refinancing of the principal amount outstanding pursuant to the Senior Credit Agreement at the time of such refinancing and the note(s) issued pursuant to the Senior Credit Agreement at the time of such refinancing, to the extent any such refinancing does not increase the principal amount which would otherwise then be outstanding under the Senior Credit Agreement and the related note(s) by more than $500,000; provided that such Put Holder shall be entitled to rescind any portion of the exercised Put if any portion of the Put Price for such Put Holder's Put Shares is not paid in cash during the 10- day period described in
Section 4.4. The Company agrees to (x) use best efforts, and to cause Citadel to use best efforts, to request after the exercise of a Put that the Senior Lender, the lenders under the Class A Note Agreement, and any lender under any refinancing permitted pursuant to clause (iii) in the immediately preceding sentence, allow the Company to pay the Put Price for all

Put Shares in full (and allow Citadel to make distributions to the Company for said purpose) within 10 days after determination of the Put Price. If the Company is not able to Repurchase all of the Put Shares, the Company shall Repurchase the maximum number of Put Shares that it has the funds and is legally entitled to Repurchase, pro rata from each Put Holder on the basis of the number of shares of Underlying Common Stock held by each Put Holder. At any time thereafter when additional funds become actually and legally available to the Company for the Repurchase of its capital stock, such funds will immediately be used to purchase the balance of the Put Shares (or as much of such balance as may be Repurchased with such available funds, allocated as set forth in the immediately preceding sentence), provided, however, that (a) with respect to any portion of the Put Price to be paid within one year after the Date of Receipt, the price to be paid for Put Shares shall be increased by interest accrued on such amount, from and including the Date of Receipt through and including the date such price is paid, at the Prime Rate of interest as published in the "Money Rates" Section of the Wall Street Journal from time to time and (b) with respect to any portion of the Put Price to be paid at any time after one year after the Date of Receipt, the price to be paid for Put Shares shall be the greater of the Put Price determined in connection with the original Determination Date and the Put Price which would have been payable if the Ordinary Repurchase Price was determined as of the last day of the Company's fiscal quarter most recently ended prior to or upon the date when such additional funds became actually and legally available for such Repurchase.

                  4.6 Determination of Put Price. Subject to Section 4.8 below, the "Put Price" for shares of the Preferred Stock, BofA Warrants or shares of Investor Stock held by FINOVA to be repurchased shall mean the sum of (a) the product of (i) the Ordinary Repurchase Price multiplied by (ii) the Repurchase Fraction, less (b) in the case of any BofA Warrants, the exercise price, if any, payable upon the exercise of such BofA Warrant.

                  4.7 Put Default. In the event of the failure of the Company within 180 days of the Company's receipt of the Put Notice to pay in full the Put Price for all ABRY Stock pursuant to a Put with respect to the ABRY Stock (a "Put Default"), the holders of a majority of the ABRY Underlying Common Stock shall have certain affirmative rights in connection with an Approved Sale as set forth in Section 6 hereof.

                  4.8 Termination of Put Rights. The rights to exercise a Put hereunder shall terminate upon the consummation of a Qualified Public Offering.

                  5. Call Options.

                  5.1 Ordinary Call. At any time beginning August 1, 2000 the Company may, at its option (the "Ordinary Call"), require all holders of Preferred Stock and BofA Warrants to sell to the Company all, but not less than all, of the Preferred Stock and BofA Warrants held by such holders at the Ordinary Call Price. Subject to Section 5.7 below, the "Ordinary Call Price" for shares of Preferred Stock or BofA Warrants to be Repurchased pursuant to the Ordinary Call shall be sum of (a) the product of (i) the Ordinary
Repurchase Price multiplied by (ii) the Repurchase Fraction, less (b) in the case of any BofA Warrants, the exercise price, if any, payable upon the exercise of such BofA Warrants. For so long as the Bank or any Affiliate thereof (excluding from the definition of "Affiliate" for such purposes the last two sentences of such definition) holds the BofA Warrants, the BofA Co-Investors and the Class B Common Stock held by the BofA Co-Investors shall be subject to the provisions of this Section 5 and the Class B Common Stock held by the BofA Co-Investors shall be treated the same as BofA Warrants held by the Bank or such Affiliate for all purposes of this Section 5, except that the reductions described in clause (b) above and clause (b) of Section 5.2 shall not apply to such Class B Common Stock.

                  5.2 Special Call. Upon receipt of notice (the "Demand Registration Notice") of a demand for registration of Investor Underlying Common Stock pursuant to Section 2 of the Registration Agreement (a "Demand Registration"), the Company may, at its option (the "Special Call"), require the party or parties requiring such Demand Registration to sell to the Company all, but not less than all, of the Investor Underlying Common Stock identified in the Demand Registration Notice as the Investor Underlying Common Stock to be registered pursuant to such Demand Registration, at the Special Call Price. The "Special Call Price" for shares of Investor Underlying Common Stock to be repurchased pursuant to the Special Call shall be sum of (a) the product of (i) the Premium Repurchase Price multiplied by (ii) the Repurchase Fraction, less
(b) in the case of any BofA Warrants, the exercise price, if any, payable upon the exercise of such BofA Warrants. The term "Call Price" shall mean the Ordinary Call Price or the Special Call Price, as the case may be.

                  5.3 Call Procedure. If the Company elects to exercise the Ordinary Call or the Special Call (each, a "Call"), the Company shall deliver written notice (the "Call Notice") of its exercise of the Call to each holder of Investor Underlying Common Stock. The "Call Holders" refers to the Persons which are subject to any particular Call. In the case of the Special Call, the Call Notice shall be delivered to each Call Holder no later than five business days after the Company's receipt of the Demand Registration Notice. The Call Notice shall indicate whether the Call being exercised is an Ordinary Call or a Special Call, the quantity of Investor Underlying Common Stock subject to the Call (collectively, the "Call Shares"), the number of shares of Investor Underlying Common Stock then existing with respect to the Call Shares and the number of shares of Common Stock on a Fully Diluted Basis in existence at the close of business on the date of the Call Notice. The Call Notice shall also specify a Call Holders Meeting Date (which shall not be less than 10 business days after the date of the Call Notice) for a meeting of the Call Holders to participate in the selection of an investment banking firm for purposes of determining Fair Market Value.

                  5.4 Call Election. Within 10 business days after delivery of the Call Notice, any Holder of Investor Underlying Common Stock who desires to participate in the Special Call shall deliver written notice of such election to the Company (the "Call Election Notice"). By timely delivery of such Call Election Notice, the Holder shall be deemed for all purposes of this Section 5 to be subject to such Special Call as if such Holder had been the party or one of the parties requiring the applicable Demand Registration.

                  5.5 Call Closing. Upon delivery of the Call Notice, the Company and the Call Holders shall in good faith promptly determine the Call Price and in not less than 10 nor more than 30 days after determination of the Call Price, the Company shall purchase and each Call Holder shall sell such Call Holder's Call Shares at a time and place mutually agreeable to the Company and the Selection Majority Holders (the "Call Closing").

                  5.6 Payment of Call Price. At the Call Closing, each Call Holder shall deliver to the Company certificates representing the Call Holder's Call Shares to be Repurchased by the Company and the Company shall deliver to the Call Holder the Call Price for such Call Shares by cashier's or certified check payable to the Call Holder or by wire transfer of immediately available funds to an account designated by the Call Holder. Should the Company for any reason not deliver the Call Price to any Call Holder within 10 days after determination of the Call Price, the Call shall be null and void as to such Call Holder.

                  5.7 Look-Back Provisions. If within one year following the Call Closing, (a) there is a Change of Control or a public offering of any of the Company's Equity Securities registered under the Securities Act (each, a "Transaction"), or the Company takes any actions intended to result in a Change of Control or a public offering (for example, entering into a letter of intent or negotiations with a potential purchaser of the Company's assets or capital stock, or retaining an investment banking firm for purposes of a public offering) (a "Look-Back Event") and (b) the Fair Market Value determined by or in relation to any such Transaction (including for this purpose (x) the payment of the Call Price to the Call Holders, and (y) the payment of any Put Price by the Company and the aggregate fair market value of all dividends and distributions declared or paid by the Company to its stockholders from the Determination Date of the Call Price to and including the date of the consummation of such Transaction) (the "Look-Back Fair Market Value") exceeds the Fair Market Value used in the determination of the Call Price for such exercise of the Call, the Call Holders shall be entitled to receive the benefit of such higher valuation for the Call Shares sold pursuant to the Call. The Call Price of the Call Shares sold pursuant to the Call shall be redetermined by substituting the Look-Back Fair Market Value for the Fair Market Value originally used in determination of the Call Price for such exercise of the Call (the "Look-Back Call Price"). The excess, if any, of (i) the Look-Back Call Price over (ii) the Call Price received by the Holders upon exercise of the Call shall be paid to Call Holders who had previously sold securities to the Company pursuant to such Call immediately upon consummation of any such Transaction.

                  5.8 Voidability of the Ordinary Call. Notwithstanding any other provision of this Agreement, the Ordinary Call shall become null and void with respect to any Call Shares upon (a) the conversion to Common Stock of any such Call Shares which are shares of Preferred Stock, or (b) the exercise of any Call Shares which are BofA Warrants, and the Ordinary Call shall be null and void with respect to any Investor Underlying Common Stock which is issued upon such conversion (and shall be null and void with respect to all Class B Common Stock held by the BofA Co-Investors, in the case of an exercise described in clause (b) above).

                  5.9 Termination of Call Rights. The Company's rights to exercise any Call hereunder shall terminate upon the consummation of a Qualified Public Offering.

                  6.  Sale of the Company.

                  6.1 In the event of an Approved Sale, each Stockholder agrees to (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) sell its Stockholder Shares, if the Approved Sale is structured as a sale of Equity Securities, on the terms and conditions of the Approved Sale. Each Stockholder will take all commercially reasonable actions as directed by the Board (or, following a Put Default, as directed by holders of a majority of the ABRY Underlying Common Stock) in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and granting identical indemnification rights; provided, that the liability of each Stockholder shall be no greater than the dollar amount of the proceeds received by such Stockholder in connection with such Approved Sale. Subject to the proviso in the immediately preceding sentence, each Stockholder required to make indemnification payments in connection with any Approved Sale shall have a right to recover from all the other Stockholders to the extent that the amount required to be paid by such Stockholder was disproportionate to the proportion of the Common Stock or Underlying Common Stock (without duplication) held by such Stockholder as compared to the total Common Stock on a Fully Diluted Basis immediately prior to the consummation of such Approved Sale.

                  6.2 If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders who are not accredited investors (as such term is defined in Rule 501) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

                  6.3 All Stockholders will bear their pro rata share (based, without duplication, upon the number of shares of Common Stock on a Fully Diluted Basis immediately prior to the consummation of such Approved Sale) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of or on behalf of the Company or all selling Stockholders and are not otherwise paid by the acquiring party or paid or payable by the Company pursuant to the Securities Purchase and Exchange Agreement. Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

                  6.4 Upon the occurrence of a Put Default, a Person designated by the holders of a majority of the ABRY Underlying Common Stock (the "ABRY Representative") shall have the right to (i) solicit offers from and make presentations and proposals to prospective buyers of the Company, (ii) disseminate information regarding the Company, including any financial information, marketing pieces or offering memoranda, for the purposes of arranging a sale of the Company, (iii) enter into negotiations and/or agreements regarding the potential sale of the Company, and (iv) hire an investment banking firm to handle any or all of the foregoing; provided, that ABRY shall have no interest, whether direct or indirect, in any such prospective buyers. In furtherance of this Section 6.4, the Company agrees that it will (a) provide access to the ABRY Representative to the books and records of the Company (including access to the Company's personnel) to enable the ABRY Representative to perform the responsibilities set forth in clauses (i), (ii) and (iii) above, (b) use its best efforts to cause the Company's management to participate fully in the sale process, including, without limitation, the preparation and delivery of any presentations to buyers and (c) pay all expenses incurred by the Company or the ABRY Representative in connection with the foregoing clauses (a) and (b) and the immediately preceding sentence. The Executive, for so long as he is employed by the Company or any of its Subsidiaries, agrees to participate fully in the sale process, including, without limitation, the preparation and delivery of any such presentations to buyers.

                  6.5 This Section 6 shall automatically terminate upon a Qualified Public Offering.

                  7.  Miscellaneous.

                  7.1 Remedies. Each holder of Stockholder Shares will have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  7.2 Consent to Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, Wilson (for so long as he holds any Common Stock) and each of the Repurchase Majority Holders, respectively; provided, however, that no amendment or waiver with respect to any provision of Section 2 or Section 3 hereof that would adversely affect any rights or benefits of FINOVA hereunder shall be effective as to FINOVA unless also approved in writing by FINOVA. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No amendment to Section 6 of this Agreement that would materially and adversely affect Management shall be made without the prior written consent of the Executive.

                  7.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any party.

                  7.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any party of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Stockholder's benefit as a purchase or holder of Stockholder Shares are also for the benefit of, and enforceable by, any subsequent holder of such Stockholders Shares.

                  7.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  7.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  7.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  7.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notice, demands and other communications will be sent to the Purchaser and to the Company at the addresses indicated below:

                    If to the Company:

                    Citadel Communications Corporation
                    1839 South Alma School Road, Suite 264
                    Mesa, Arizona 85210
                    Attn: Ms. Donna L. Heffner

                    With a copy (which will not constitute notice) to:

                    Osborn Maledon, P.A.
                    2929 North Central Avenue
                    Suite 2100
                    Phoenix, Arizona 85012-2794
                    Attn:  Michelle M. Matiski, Esq.

                   If to a Stockholder:

                   To the respective
                   address set forth on
                   the Schedule A attached
                   to this Agreement,
                   including any copies to
                   be provided in accordance
                   with such Schedule A.

or to such other address or to the attention of such Person as the recipient party has specified by prior written notice to the sending party.

                  7.9 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Company and the Stockholders and their respective successors and permitted assigns.

                  7.10 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof, including, without limitation, the Previous Stockholders Agreement.

                  7.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to text requires otherwise. The use of the word "including" in this Agreement is intended by the parties to be by way of example rather than limitation.

                  7.12 Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  7.13 Governing Law. The General Corporation Law of the State of Nevada will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

                  7.14 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in either of Chicago, Illinois, Boston, Massachusetts, Nevada or Arizona in any action or proceeding arising out of or relating to his Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party to this Agreement appoints CT Corporation System (the "Process Agent"), with addresses of 208 South LaSalle Street, Chicago, Illinois 60604, 2 Oliver Street, Boston, Massachusetts 02109, One East First Street, Reno, Nevada and Suite 1601, 3225 North Central Avenue, Phoenix Arizona 85012, as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any party to this Agreement may make service on any other party by sending or delivering a copy of the process (a) to the party to be served at the address and in the manner provided for the giving of notices in Section 7.8 or (b) to the party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in
Section 7.8. Nothing in this Section, however, will affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in other manner provided by law.

                  7.15 Bank Action on behalf of Bank Co-Investors. Each of the parties hereto agrees that Bank, or any Affiliate thereof (excluding from the definition of "Affiliate" for such purposes the last two sentences thereof) holding any Stockholder Shares, may exercise the rights of the Bank Co-Investors for all Stockholders Shares initially issued to the Bank Co-Investors.

                  7.16 FCC Matters. Notwithstanding any provision contained herein to the contrary, no party hereto may exercise any of its rights or remedies hereunder, or take any actions permitted hereby, if prior thereto the Company receives a written opinion from its nationally recognized FCC counsel that after consultation with the staff of the Federal communications Commission ("FCC") such exercise or action will violate the Communication Act of 1934 or the rules, regulations, or policies promulgated thereunder.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written

                                   * * * * *

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

                SIGNATURES PAGES FOR SECOND AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                                        CITADEL COMMUNICATIONS CORPORATION

                                        By: /s/ Lawrence R. Wilson
                                           --------------------------------
                                           Name: Lawrence R. Wilson
                                                ---------------------------
                                           Title: President
                                                 --------------------------

                                        BAKER, FENTRESS & COMPANY

                                        By: /s/ Scott E. Smith
                                           --------------------------------
                                           Name: Scott E. Smith
                                                ---------------------------
                                           Title: Executive Vice President
                                                 --------------------------

                                        BANK OF AMERICA ILLINOIS

                                        By: /s/ Robert F. Perille
                                           --------------------------------
                                           Name: Robert F. Perille
                                                ---------------------------
                                           Title: Managing Director
                                                 --------------------------

                                        OPPENHEIMER & CO., INC.

                                        By: /s/ Mark Leavitt
                                           --------------------------------
                                           Name: Mark Leavitt
                                                ---------------------------
                                           Title: Managing Director
                                                 --------------------------

                                        FINOVA CAPITAL CORPORATION

                                        By: /s/ Matthew H. Breyne
                                           --------------------------------
                                           Name: Matthew H. Breyne
                                                 --------------------------
                                           Title: Group Vice President
                                                 --------------------------

                                 ABRY BROADCAST PARTNERS II, L.P.

                                 By:   ABRY CAPITAL, L.P.
                                       Its General Partner

                                 By:     ABRY HOLDINGS, INC.
                                         Its General Partner

                                 By: /s/ Jay M. Grossman
                                    -----------------------
                                    Name: Jay M. Grossman
                                         ------------------
                                    Title: Attorney-in-Fact
                                         ------------------

                                 ABRY/CITADEL INVESTMENT PARTNERS, L.P.

                                 By:   ABRY CAPITAL, L.P.
                                       Its General Partner

                                    By:  ABRY HOLDINGS, INC.
                                         Its General Partner

                                 By: /s/ Jay M. Grossman
                                    -------------------------
                                   Name: Jay M. Grossman
                                       ----------------------
                                   Title: Attorney-in-Fact
                                         --------------------

                                      /s/ Lawrence R. Wilson
                                    -------------------------
                                      Lawrence R. Wilson
                                    -------------------------

                                      /s/ Claire Wilson
                                    -------------------------
                                      Claire Wilson

                    BANK CO-INVESTORS SIGNATURE PAGE

                                       *
                              --------------------------------
                              Christopher J. Perry

                                       *
                              --------------------------------
                              Robert F. Perille

                                       *
                              --------------------------------
                              M. Ann O'Brien

                                       *
                              --------------------------------
                              Ford S. Bartholow

                                       *
                              --------------------------------
                              Jeffrey M. Mann

                                       *
                              --------------------------------
                              Matthew W. Clary

                                       *
                              --------------------------------
                              Thomas E. Van Pelt, Jr.

                                       *

                              By: /s/ Robert F. Perille
                                 -----------------------------
                                 Name: Robert F. Perille
                                      ------------------------
                                 Attorney-in-Fact

                           MANAGEMENT SIGNATURE PAGE

                                              /s/ Donna L. Heffner
                                              ------------------------------
                                              Donna L. Heffner

                                              /s/ Stuart Stanek
                                              ------------------------------
                                              Stuart Stanek

                               SCHEDULE A OF THE
                 AMENDED AND RESTATED STOCKHOLDERS'S AGREEMENT

                                                                                    SHARES OF CLASS A
                                                                                    COMMON STOCK ON A
            NAME                                SHARES                              FULLY DILUTED BASIS
            ----                                ------                              -------------------
ABRY Broadcast Partners II, L.P.       1,473,857.741 Shares of Series C               2,820,279.793
Attn:   Penny Koenig and Royce         Preferred Stock and
        Yudkoff                        1,346,422.052 Shares of Series D
18 Newbury Street                      Preferred Stock
Boston, Massachusetts 02116

    With a copy (which will not
    constitute notice) to:

    John L. Kuehn, Esq.
    Kirkland & Ellis
    153 East 53rd Street
    New York, New York 10022

ABRY Broacast Partners II, L.P.        182,162.193 Shares of Series C                   348,573.907
Attn: Penny Koenig and Royce           Preferred Stock and 166,411.714
      Yudkoff                          Shares of Series D Preferred
18 Newbury Street                      Stock
Boston, Massachusetts 02116

    With a copy (which will not
    constitute notice) to:

    John L. Kuehn, Esq.
    Kirkland & Ellis
    153 East 53rd Street
    New York, New York 10022

Baker, Fentress & Company              746,411.860 Shares of Series A                   746,411.860
Attn:   Scott Smith                    Preferred Stock
200 West Madison Suite 3510
Chicago, Illinois 60602

    With a copy (which will not
    constitute notice) to:

    Carl Witschy, Esq.
    Latham & Watkins
    Sears Tower, Suite 5800
    Chicago, Illinois 60606

Bank of America Illinois               Warrant to Purchase 138,100.993                  138,100.993
Attn:   Bob Perille                    Shares of Class B Common Stock
231 South LaSalle Street
Chicago, Illinois 60606

    With a copy (which will not
    constitute notice) to:

    Carl Witschy, Esq.
    Latham & Watkins
    Sears Tower, Suite 5800
    Chicago, Illinois 60606

If to any of:

Christopher J. Perry                   8,042.814 Shares of Class B                        8,042.814
                                       Common Stock

Robert F. Perille                      4,511.822 Shares of Class B                        4,511.822
                                       Common Stock

M. Ann O'Brien                         4,119.490 Shares of Class B                        4,119.490
                                       Common Stock

Ford S. Bartholow                      784.665 Shares of Class B                            784.665
                                       Common Stock


Jeffrey M. Mann                        588.499 Shares of Class B                            588.499
                                       Common Stock


Thomas E. Van Pelt, Jr.                392.332 Shares of Class B                            392.332
                                       Common Stock


Matthew W. Clary                       392.332 Shares of Class B                            392.332
                                       Common Stock
    With a copy (which will not
    constitute notice) to:

    Carl Witschy, Esq.
    Latham & Watkins
    Sears Tower, Suite 5800
    Chicago, Illinois 60606

Oppenheimer & Co., Inc.                17,200.724 Shares of Series B                     17,200.724
Attn:    Mark Leavitt                  Preferred Stock
Oppenheimer Tower
World Financial Center
New York, New York 10281

    With a copy (which will not
    constitute notice) to:

    Carl Witschy, Esq.
    Latham & Watkins
    Sears Tower, Suite 5800
    Chicago, Illinois 60606

FINOVA Capital Corporation             74,488.000 Shares of Class C
Attn:  Vice President Law              Common Stock                                      74,488.000
Dial Tower, Dial Corporate Center
Phoenix, Arizona 85077

    With copies (which will not
    constitute notices) to:

    FINOVA Capital Corporation
    Attn:  Matthew M. Byrne
    311 South Wacker Drive
    Suite 2725
    Chicago, Illinois 60604

    Maurice Jacobs, Esq.
    Katten Muchin & Zavis
    525 West Monroe Street
    Suite 1600
    Chicago, Illinois 60661

Lawrence R. Wilson                     756,225.000 Shares of Class A                     756,225.000
Claire Wilson                          Common Stock
1015 Eastman Drive
Bigfork, Montana 59911


    With a copy (which will not
    constitute notice) to:

    Michelle Matiski, Esq.
    Osborn Maledon, P.A.
    2929 North Central Avenue
    Suite 2100
    Phoenix, Arizona 85012

Donna L. Heffner                       11,820.000 Shares of Class A                        11,820.000
                                       Common Stock
    3260 South Holly Court
    Chandler AZ 85248

Stuart Stanek                          20,994.000 Shares of Class A                        20,994.000
                                       Common Stock
7408 Tall Oaks Dr.
Park City, UT 84060
                                                                       TOTAL            4,952,926.231

